UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1 to Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2011

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 First American Way, Santa Ana, California	92707

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-6400

Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 4, 2011, CoreLogic, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the Company’s financial results for the quarter ended June 30, 2011. A copy of the Press Release was furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on August 4, 2011 (the “Initial 8-K”).

The Company is furnishing this Amendment No. 1 to the Initial 8-K (this “Amendment”) solely to correct the following typographical errors in the Press Release:

•
In the Company’s description of Business Segment Results for Data and Analytics appearing on page 4 of the Press Release, the third sentence in the second paragraph should be deleted in its entirety and replaced with the following “Excluding the impact of RP Data, adjusted revenues increased 7 percent over the prior year period.”

•
In the Company’s Unaudited Condensed Consolidated Income Statements appearing on page 9 of the Press Release, the amount reported for Salaries and benefits for the three months ended June 30, 2011 should be $153,313,000, and not $155,313,000 as originally reported in the Initial 8-K.

•
In the Company’s Reconciliation of As Reported to As Adjusted Financial Results for Business and Information Services appearing on page 17 of the Press Release, the amount reported for Other Income for 1Q11 as Adjusted should be 8, and not 0 as originally reported in the Initial 8-K.

Except as specifically described above, there are no changes or modifications to the Press Release or the Initial 8-K, including the financial information reported therein. This Amendment does not modify or update any disclosures provided in the Press Release or the Initial 8-K and, accordingly, does not reflect events occurring after the dissemination of the Press Release or the furnishing of the Initial 8-K or modify any disclosures that may be affected by subsequent events.

The information in this Amendment is being “furnished” in accordance with General Instruction B.2 of Form 8-K. As such, this information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filings with the Securities and Exchange Commission unless it is explicitly so incorporated in such filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date: August 5, 2011	By:	/s/ James L. Balas
	Name:	James L. Balas
	Title:	Senior Vice President, Controller